As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 33-89584

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE NEWS CORPORATION LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Holt Street

Surry Hills, New South Wales 2010, Australia

(Country Code 61) 2-9-288-3000

(Address and telephone number of Registrant’s principal executive offices)

Arthur M. Siskind, Esq.

The News Corporation Limited

c/o News America Incorporated

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

(Name, address and telephone number of agent for service)

NEWS AMERICA SAVINGS PLAN

(Full title of the plan)

Copy of communications to:

Jeffrey W. Rubin, Esq.

Hogan & Hartson L.L.P.

875 Third Avenue

New York, New York 10022

Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement covers 500,000 Ordinary Shares and 500,000 Preferred Limited Voting Ordinary Shares of The News Corporation Limited previously registered on May 10, 1999 on a Registration Statement on Form S-8 (SEC File No. 333-10338).

EXPLANATORY STATEMENT

On May 10, 1999, The News Corporation Limited (the “Company”) filed a Registration Statement on Form S-8 (SEC File No. 333-10338) with respect to the News America Savings Plan II (“Savings Plan II”), registering thereunder 500,000 Ordinary Shares and 500,000 Preferred Limited Voting Ordinary Shares of the Company. On or about August 17, 2001, the Company merged Savings Plan II into the News America Savings Plan (“Savings Plan”) and thereupon Savings Plan II terminated. This Post-Effective Amendment No. 1 to Registration Statement No. 33-89584 is being filed because the shares under Savings Plan II are being transferred to Savings Plan. Accordingly, a total of 500,000 Ordinary Shares and 500,000 Preferred Limited Voting Ordinary Shares previously registered under Savings Plan II are hereby transferred from Savings Plan II to Savings Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The documents listed below are incorporated by reference in the registration statement:

(a)	The Registrant’s Annual Report on Form 20-F and the amendment on Form 20-F/A, for the fiscal year ended
June	30, 2002;

(b)	Reports on Form 6-K dated August 15, 2002, November 14, 2002, March 4, 2003, March 13, 2003, March 20, 2003, May 7, 2003, May 20, 2003 and July 2, 2003;

(c)	The description of Registrant’s Ordinary Shares set forth in its Registration Statement on Form 8-A, as amended, filed pursuant to Section 12 of the Exchange Act on March 28, 1986, amended by Amendment No. 1 thereto filed with the Commission on April 25, 1986, amended by Amendment No. 2 thereto filed with the Commission on September 1, 1989, amended by Amendment No. 3 thereto filed with the Commission on October 31, 1991, and amended by Amendment No. 4 thereto filed with the Commission on November 11, 1994;

(d)	The description of the Registrant’s Preferred Limited Voting Ordinary Shares set forth in its Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on November 11, 1994; and

(e)	All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except with respect to Reports on Form 6-K, only those reports that so indicate on the cover page thereof), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters the securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

With respect to News Corporation, Section 199A of the Corporations Act provides:

“(1)	A company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company.

(2)	A company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer or auditor of the company:

(a)	a liability owed to the company or a related body corporate;

(b)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H;

(c)	a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

This subsection does not apply to a liability for legal costs.

(3)	A company or related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

(a)	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2); or

(b)	in defending or resisting criminal proceedings in which the person is found guilty; or

(c)	in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

(d)	in connection with proceedings for relief to the person under this Law in which the Court denies the relief.

Paragraph (c) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

(4)	For the purposes of subsection (3), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.”

Section 116 of the Articles of Association of News Corporation provides as follows:

“(1)	To the extent permitted by law and without limiting the powers of the Company, the Company must indemnify each person who is, or has been, a director, principal executive officer or secretary of the Company against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity: (a) incurred on or after 15 April 1994 to any person (other than the Company or a related body corporate), whether or not arising from a prior contingent liability, and which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful; or (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Law.

(2)	The Company need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

(3)	To the extent permitted by law and without limiting the powers of the Company, the Board of Directors may authorize the Company to, and the Company may, enter into any: (a) documentary indemnity in favor of; or (b) insurance policy for the benefit of, a person who is, or has been, a director, principal executive officer, secretary, auditor, employee or other officer of the Company, or of a subsidiary of the Company.

(4)	The benefit of any indemnity previously given to any person in respect of liabilities incurred prior to 15 April 1994 is not affected by this Article.

(5)	The benefit of each indemnity given in paragraph (1) continues, even after its terms are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.”

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The Exhibits required to be filed as part of this Registration Statement are listed in the attached index to Exhibits.

Item 9.	Undertakings

(1)	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-89584 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York on the 3rd day of July 2003.

THE NEWS CORPORATION LIMITED

By:	/S/ K. RUPERT MURDOCH
K. Rupert Murdoch Chairman and Chief Executive

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Rupert Murdoch, David F. DeVoe and Arthur M. Siskind, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ K. RUPERT MURDOCH	Chairman, Chief Executive and Executive Director (Principal Executive Officer)	July 3, 2003

K. Rupert Murdoch

/S/ DAVID. F. DEVOE	Chief Financial Officer Finance Director and Executive Director (Principal Financial Officer and Principal Accounting Officer)	July 3, 2003

David F. DeVoe

/S/ PETER CHERNIN	President, Chief Operating Officer and Executive Director	July 3, 2003

Peter Chernin

Signature	Title	Date

/S/ LACHLAN K. MURDOCH	Executive Director	July 3, 2003

Lachlan K. Murdoch

/S/ JAMES MURDOCH	Executive Director	July 3, 2003

James Murdoch

/S/ ARTHUR M. SISKIND	Executive Director, Authorized Representative in the United States	July 3, 2003

Arthur M. Siskind

/S/ CHASE CAREY	Non-Executive Director	July 3, 2003

Chase Carey

/S/ KENNETH E. COWLEY	Non-Executive Director	July 3, 2003

Kenneth E. Cowley

Non-Executive Director

Aatos Erkko

/S/ ANDREW S.B. KNIGHT	Non-Executive Director	July 3, 2003

Andrew S.B. Knight

/S/ THOMAS J. PERKINS	Non-Executive Director	July 3, 2003

Thomas J. Perkins

/S/ STANLEY S. SHUMAN	Non-Executive Director	July 3, 2003

Stanley S. Shuman

/S/ GEOFFREY C. BIBLE	Non-Executive Director	July 3, 2003

Geoffrey C. Bible

Signature	Title	Date

/S/ RODERICK I. EDDINGTON	Non-Executive Director	July 3, 2003

Roderick I. Eddington

Non-Executive Director

Graham J. Kraehe

The Plan.    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York on the 3rd day of July 2003.

NEWS AMERICA SAVINGS PLAN

By:	/S/ THEODORE EXARHAKOS

Theodore Exarhakos Vice President, Benefits, News America Incorporated

EXHIBIT INDEX

Number	Description
5	Opinion of Allens Arthur Robinson

23.1	Consent of Ernst & Young LLP regarding The News Corporation Limited

23.2	Consent of Ernst & Young LLP regarding Fox Entertainment Group, Inc.

23.3	Consent of Reconta Ernst & Young S.p.A. regarding Stream S.p.A.

23.4	Consent of Deloitte & Touche regarding British Sky Broadcasting Group plc

23.5	Consent of Ernst & Young LLP regarding Gemstar-TV Guide International, Inc.

24	Power of Attorney (included in the Registration Statement under “Signatures”)